Exhibit 99.1

eFLEETS Corporation

7660 Pebble Dr.

Fort Worth, Texas, 76118

CONSENT

The undersigned are holders of more than fifty percent (50%) (the “Requisite Investors”) of the outstanding principal of 8% secured convertible promissory notes in the aggregate original principal amount of $1,750,000 due March 31, 2017 (the “Notes”) issued by eFLEETS Corporation (the “Company”) pursuant to a series of closings on April 10, 2012, April 15, 2012, May 8, 2012 and July 16, 2012. The Notes may be amended, waived or modified by a written instrument signed by the Requisite Investors and the Company.

The Company and the Requisite Investors have reached an agreement to extend the date on which interest payments are to be paid on the Notes as stated below:

1.            The accrued interest on the Notes will remain open on the books of the Company and shall be deferred to a new maturity date of June 30, 2017. The Company shall make payments as follows:

(a)            Consecutive cash flow positive quarters for the quarters ending September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015

(i)            Initial two consecutive cash flow positive quarters: The Company shall pay 50% of the cash flow positive amount of its initial two consecutive cash flow positive quarters, if any, for the quarters ending September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, to the extent practicable and legally permissible. The Company shall pay this amount within thirty days of public disclosure that the Company has achieved cash flow positive for the initial two consecutive cash flow positive quarters.

(ii)            Three or four consecutive cash flow positive quarters: In the event that the Company achieves three or four consecutive cash flow positive quarters for the quarters ending September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, the Company shall pay, in addition to the amounts set forth in 1(a)(i) and to the extent practicable and legally permissible, 50% of the cash flow positive amount for such third or fourth consecutive cash flow positive quarter, as applicable. The Company shall pay this amount within thirty days of public disclosure that the Company has achieved such third or fourth cash flow positive quarter, as applicable.

(iii)            The payments shall be paid pro-rata to each creditor.

(iv)            Aggregate payments under this Section 1(a) shall be capped at $300,000.

(b)            Other cash flow positive quarters

(i)            For the quarters ending September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015: If there are no consecutive cash flow positive quarters for the quarters ending September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, the Company shall, to the extent practicable and legally permissible, pay a minimum of 10% of the aggregate accrued interest for any quarter of positive cash flow. The payments shall be paid pro-rata to each creditor on August 1, 2015.

(ii)            For the quarters ending September 30, 2015 until the balances are paid in full: The Company shall, to the extent practicable and legally permissible, pay a minimum of 10% of the aggregate accrued interest for any quarter, consecutive or non-consecutive, of positive cash flow. The payments shall be paid pro-rata to each creditor within thirty days of public disclosure that the Company has achieved a cash flow positive quarter.

(c)            The Company shall use its reasonable best efforts to make payments under Sections 1(a) and 1(b) until the accrued interest has been repaid in full.

2.            Except as modified by this consent, ratify and reaffirm in each respect all of the covenants, terms and conditions of the Note and Warrant Purchase Agreement (the “Purchase Agreement”), the Notes, the warrants issued in connection with the Purchase Agreement and the Security Agreement entered into in connection with the Purchase Agreement, and all documents, instruments and agreements executed in conjunction therewith.

3.            This agreement is effective on and as of September 30, 2014.

Executed in counterparts effective as of September 30, 2014.

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The Company:	eFleets Corporation,
A Nevada corporation

	By:	/s/ James R. Emmons
	Name: Title:	James R. Emmons Chief Executive Officer

Agent for the Noteholders:	Fort Worth EV Investors L.L.C.,
A Texas limited liability company

	By:	/s/ James K. Phelps
	Name: Title:	James K. Phelps Authorized Signatory

Noteholders:	Fort Worth EV Investors L.L.C.,
A Texas limited liability company

	By:	/s/ James K. Phelps
	Name: Title:	James K. Phelps Authorized Signatory